SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 25, 1998


                      AMERICAN MEDICAL SECURITY GROUP, INC.
             (Exact name of Registrant as specified in its charter)


         WISCONSIN                     1-13154                  39-1431799
(State of Incorporation)       (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)

3100 AMS BOULEVARD, GREEN BAY, WISCONSIN                                54313
(Address of principal executive offices)                              (Zip Code)

                                 (920) 661-1111
              (Registrant's telephone number, including area code)


                         United Wisconsin Services, Inc.
            401 West Michigan Street, Milwaukee, Wisconsin 53203-2896
                        (Former name and former address)

                                 --------------

         ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

THE DISTRIBUTION

     On September 25, 1998 (the "Distribution Date"), the Registrant effected the distribution (the "Distribution") of shares of common stock, no par value per share (the "Distributed Shares" or the "Newco Common Stock"), of its wholly owned subsidiary Newco/UWS, Inc. ("Newco"), a Wisconsin corporation, to the Registrant's shareholders. Each shareholder was entitled to receive one share of Newco Common Stock for each share of common stock of the Registrant ("Registrant Common Stock") owned at the close of business on September 11, 1998 (the "Record Date"). The Distribution resulted in all of the issued and outstanding shares of Newco Common Stock being distributed to holders of shares of Registrant Common Stock on a pro rata basis. On or about the Distribution Date, the Company began to mail certificates evidencing shares of Newco Common Stock to holders of shares of Registrant Common Stock. No consideration is required of holders of shares of Registrant Common Stock in return for the Distributed Shares. The Registrant has received a ruling from the Internal Revenue Service to the effect that the Distribution will qualify as a tax-free distribution to the Registrant, Newco and the Registrant's shareholders for federal income tax purposes.

     In connection with the Distribution, the Registrant's name was changed from United Wisconsin Services, Inc. to American Medical Security Group, Inc. ("AMSG" or the "Company"), and Newco was renamed United Wisconsin Services, Inc. ("UWS"). Newco is a newly formed corporation which, as a result of the transactions entered into in connection with the Distribution, now owns the businesses and assets of, and is responsible for the liabilities associated with, the health maintenance organization (HMO) managed care and specialty products businesses and management business formerly conducted by the Registrant. AMSG continues to own the businesses and assets of, and is responsible for the liabilities associated with, the Registrant's small group business described in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     Following the Distribution, AMSG does not own any shares of Newco Common Stock, and Newco does not own any shares of AMSG Common Stock. Immediately after the Distribution, Blue Cross & Blue Shield United of Wisconsin ("Blue Cross") owned 38.1% of the outstanding shares of AMSG Common Stock and 38.1% of the outstanding shares of Newco Common Stock. The shares of Newco (now named UWS) Common Stock are listed on the New York Stock Exchange ("NYSE") under the symbol "UWZ." The shares of Registrant (now named AMSG) Common Stock continue to be listed on the NYSE, but are now listed under the symbol "AMZ."

BUSINESS OF THE COMPANY

     AMSG, based in Green Bay, Wisconsin, intends to concentrate its efforts on continuing to develop, market and administer small group medical and specialty insurance products and administrative services for small groups. The Company offers a wide variety of health care insurance products including medical, dental, prescription drug, life insurance and disability. The Company's products are sold through approximately 38,000 independent licensed agents in 33 states and the District of Columbia. More than 145 Company sales managers located at 70 offices throughout the U.S. support the agents. As of June 30, 1998, the Company served approximately 578,000 medical members.

     The  Company  specializes  in  providing  health-care  benefits  and  other insurance products designed to maximize choice and control costs in a compassionate environment. The Company principally markets health benefit products that provide discounts to insureds that utilize preferred provider organizations (PPOs). PPO plans differ from HMO plans in that they typically provide a wider choice of health professionals, fewer benefit restrictions and increased access to specialists at a somewhat higher price. AMSG owns two preferred provider networks through which approximately 22% of its business was conducted as of June 30, 1998. It also contracts with more than 65 other networks to ensure cost-effective health care choices for its customers.

     The Company's health benefit products are targeted to groups of two to 99 employees. The Company can customize employee benefit packages for businesses and individuals by providing benefit options which allow businesses to offer employees multiple medical plans in a single package. In addition, the Company offers a wide range of voluntary benefits providing protection beyond medical coverage. These voluntary benefits include group life, dental and short-term disability. Optional services available include a workplace wellness incentive program, administrative services for groups subject to COBRA regulation, and
Section 125 plans that allows employees to set aside funds on a pretax basis for unreimbursed medical and dependent care expenses. Self-funded plans that provide employers with the opportunity to customize benefits for their employees, are offered to groups of 25 to 99 employees. The Company also provides coverage for individuals and families that can be customized to fit various lifestyles and budgets.

BUSINESS STRATEGY

     The Company believes that the heart of the national health care debate is consumer demand for broader choices and increased access to health care providers. As a specialist in providing and underwriting PPO products, the Company believes that it can capitalize on the growing demand for these products. According to recent reports of the U.S. Department of Census, the small business market in which the Company markets its products is the fastest growing segment of the U.S. economy. While the small business market is a rapidly growing market, the Company also believes that the primary factors affecting the Company's profitability are the management of medical expenses and the control of its expense ratio through scale and operational efficiency. To achieve its goal of becoming a multi-billion dollar company and the nation's foremost small group, managed care company, AMSG has developed the following business strategies:

            -  DEVELOP  INTERNAL  GROWTH.  Through its independent  agents,  the
              Company will continue to offer a wide range of competitively priced products emphasizing choice and flexible benefits, with excellent customer service support 24 hours per day, 365 days per year.

            -  CONTAIN  MEDICAL  LOSS RATIO.  The  Company  plans to contain its medical loss ratio through pricing and product design reflective of ultimate claims costs. Actions taken to support this strategy include exiting certain unprofitable markets in states where regulations preclude meeting this standard, terminating unprofitable business, and implementing appropriate rate increases.

            -  LEVERAGE  EXPENSE  RATIO.  The Company  intends to  leverage  its expense ratio by increasing its business in force at its existing facility in Green Bay, Wisconsin and by increasing productivity through process re-engineering and automation efforts.

            -  GROW  THROUGH  ACQUISITIONS.  Growth  through  acquisitions  will continue as a core strategy. The Company plans to continue to leverage its expense ratio advantage and its expertise in the small group segment to acquire books of business during a period of industry consolidation. In 1997, the Company acquired the small group business of Pan-American Life Insurance Company. It acquired the balance of Pan-American's domestic health benefit business in July 1998.

MANAGEMENT

     AMSG will be managed by substantially the same senior management that managed American Medical Security Holdings, Inc. ("AMS"), a wholly owned subsidiary of the Registrant, prior to the Distribution. After the Distribution Date, the Company's Board of Directors consists of three continuing directors, two of whom were also directors of AMS and six new directors, five of whom were also directors of AMS.

     Subsequent to the Distribution, the executive officers of the Company are as follows:

     SAMUEL V. MILLER, CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER. Mr. Miller joined the Company in 1995 as an Executive Vice President. He became a Director, President and CEO of AMS in 1996 and was elected Chairman of AMS earlier this year. From 1994 to 1996, Mr. Miller was a member of the executive staff planning group with the Travelers Group, serving as Chairman and Group Chief Executive of National Benefit Insurance Company and Primerica Financial Services Ltd. of Canada. Prior to 1994, Mr. Miller spent 10 years as President and CEO of American Express Life Assurance Company. From 1976 to 1984 Mr. Miller served as Senior Vice President of Sales and Marketing at Employers Health Insurance Company, now the small group business of Humana, Inc. He was one of the builders of Employers Health Insurance Company where he later took on additional responsibility as chief operating officer and led Employers Health Insurance Company's sale to American Express.

     EDWARD R. SKOLDBERG, EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER. Mr. Skoldberg joined AMS in 1996 in his present capacity. He has 25 years of financial, technical and operational experience, the last 10 years in the health insurance industry. Prior to joining AMS, Mr. Skoldberg held management positions with Time Insurance, Empire Blue Cross Blue Shield, City Federal Savings & Loan, and Howard Savings Bank.

     GARY D. GUENGERICH, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER. Mr. Guengerich joined AMS in 1997 in his present capacity. He has more than 23 years of financial management experience in the insurance industry. Before joining AMS, Mr. Guengerich held senior management positions with First Colony Life Insurance Company, American Life Insurance Company and Colonial Penn Group.

     TIMOTHY J. MOORE, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY. Mr. Moore joined AMS in 1997 in his present capacity. He has 25 years of insurance experience and is admitted to practice law in Wisconsin and Illinois. Prior to joining AMS, he was a partner in the Chicago law firm of Katten, Muchin & Zavis. He has also held positions with Insurance Company of Illinois, Underwriters Adjusting Company and Southwestern Adjusting Company.

     CLIFFORD  A.  BOWERS,  VICE  PRESIDENT,  CORPORATE  COMMUNICATIONS.  Before
joining AMS in 1997 in his present capacity, Mr. Bowers held senior communications positions with Fort Howard, Tenneco, Manville and Brunswick Corporations.

     SCOTT B. WESTPHAL, VICE PRESIDENT AND CHIEF ACTUARY. Mr. Westphal has held various management positions with AMS since its inception in 1988, and has 15 years of experience as an actuary. Before joining AMS, he worked for Employers Health Insurance Company.

     JOHN R. WIRCH, VICE PRESIDENT HUMAN RESOURCES AND CORPORATE SERVICES. Mr. Wirch joined AMS in 1996 in his present capacity. Prior to joining AMS, he spent 18 years in various human resources management positions with Little Rapids Corporation, Presto Products and Universal Foundry.

     Subsequent to the Distribution, the Directors of the Company are as follows:

     CLASS I - TERM EXPIRING AT ANNUAL MEETING OF SHAREHOLDERS IN 1999

     ROGER H. BALLOU. Mr. Ballou has been the Chairman and CEO of Global Vacation Group since March 1998. Immediately prior to that time, Mr. Ballou served as a senior advisor to Thayer Capital Partners. Between May 1995 and September 1997, Mr. Ballou served as Vice Chairman and Chief Marketing Officer and then as President and Chief Operating Officer of Alamo Rent-a-Car. For more than 16 years prior to joining Alamo, Mr. Ballou held several executive positions with American Express Travel, serving most recently as President - Travel Services Group.

     W. FRANCIS BRENNAN. Mr. Brennan is a retired Executive Vice President of UNUM Corporation, an insurance holding company, where he served on the boards of UNUM's insurance affiliates in the United States, Canada, the United Kingdom and Japan. Before joining UNUM in 1984, he spent 21 years in a variety of senior management positions with CIGNA Corporation and Connecticut General Life Insurance Company. He is a Director of Margent Group, Inc., a reinsurance holding company with operations in the United States, the United Kingdom and Bermuda.

     J. GUS SWOBODA. Mr. Swoboda is a retired Senior Vice President of Human and Corporate Development of Wisconsin Public Service Corporation where he also held various other senior management positions in his long career with Wisconsin Public Service. He is a Director of First Northern Capital Corp., a publicly traded financial institution operating in Northeast Wisconsin.

     CLASS II - TERM EXPIRING AT ANNUAL MEETING OF SHAREHOLDERS IN 2000

     JAMES C. HICKMAN. Mr. Hickman has been a Director of the Company since 1991. He is also currently a Director of Blue Cross and Century Investment Management Company. In addition, Mr. Hickman has been an Emeritus Professor and Emeritus Dean of the School of Business at the University of Wisconsin-Madison ("UW School of Business") since July 1993. He was a Professor in the UW School of Business from 1990 to 1993, and was Dean of the UW School of Business from 1985 to 1990.

     WILLIAM R. JOHNSON. Mr. Johnson has been a Director of the Company since 1993. In addition, he has been Chairman of Johansen Capital Investment and Financial Consulting since 1986, and President of Johansen Capital Associates, Inc., a financial and investment consultant to corporations and individuals since 1984. He was also Chairman, President and Chief Executive Officer of National Investment Services of America, Inc., an investment manager of pension, profit sharing, and other funds, from 1968 to 1984.

     FRANK SKILLERN. Mr. Skillern has been Chief Executive Officer of American Express Centurion Bank, a consumer bank located in Salt Lake City, Utah, since 1995. From 1993 to 1995 he was President, Consumer Card Group, USA, American Express Travel Related Services Company ("TRS"), having served as an Executive Vice President of TRS for the prior two years. Mr. Skillern was general counsel of American Express Financial Advisors (then IDS Financial Services) from 1983 to 1991. Prior to that time, he practiced law with several prominent laws firms and spent time as general counsel of the Federal Depository Insurance Corporation.

     CLASS III - TERM EXPIRING AT ANNUAL MEETING OF SHAREHOLDERS IN 2001

     EUGENE A. MENDEN. Mr. Menden has been a Director of the Company since 1991. He was a Director of Blue Cross from January 1987 until 1992. Prior to retirement, he was a Director of International Finance for Marquette Medical Systems, Inc. (formerly Marquette Electronics, Inc.), a manufacturer of medical electronic products. He also served as Vice President of Finance for Marquette Electronics, Inc. from 1970 to 1991, as Treasurer from 1970 to 1989, and as a director from 1972 until June 1996.

     SAMUEL V. MILLER. See officer description above.

     MICHAEL T. RIORDAN. Mr. Riordan was President and Chief Operating Officer of Fort James Corporation, Deerfield, Illinois from 1997 to 1998. Prior to that time, he was Chairman, President and CEO of Fort Howard Corporation which merged with James River Corporation in 1997 to become Fort James Corporation. Mr. Riordan held various senior management positions with Fort Howard since 1983. He is also a director of the Dial Corporation.

     After the Distribution, the Company and Newco will have three common directors, Messrs. Menden, Hickman and Johnson. Messrs. Menden, Hickman and
Johnson, as well as certain other officers and directors of the Company and Newco, also will own shares in both companies following the Distribution.

DIVIDEND POLICY

     The Company does not expect to pay any cash dividends in the foreseeable future following the Distribution. The Company intends to employ its earnings in the continued development of its business. The future dividend policy will depend on the Company's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors.

ADDITIONAL INFORMATION

     Further information concerning the Distribution and related matters is contained in the Registration Statement on Form 10, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission and the NYSE by Newco to register the Newco Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and in the Information Statement of Newco, dated September 11, 1998, filed with and incorporated by reference in the Registration Statement. The Distribution and Indemnity
Agreement entered into by Newco and the Registrant in connection with the Distribution, a Tax Allocation Agreement, Employee Benefits Agreement and various other agreements with respect to employee benefits, management and corporate and administrative services, reinsurance arrangements and intellectual property transfers, for the purpose of giving effect to the Distribution and related matters, are described in and/or filed as exhibits to the Registration Statement.

FORWARD-LOOKING STATEMENTS

     This report contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. The terms "anticipate", "believe", "estimate", "expert", "objective", "plan", "project" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, among others, rising health care costs, business conditions and competition in the managed care industry, developments in health care reform and other regulatory issues, and other factors that may be referred to in the Company's reports filed with the Securities and Exchange Commission from time to time.

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (b) PRO FORMA FINANCIAL INFORMATION:

          The following unaudited pro forma consolidated financial statements of AMSG and subsidiaries, reflecting the Distribution, are filed herewith:

          Pro Forma Consolidated Balance Sheet as of June 30, 1998

          Pro Forma Consolidated Statements of Income for the Six Months Ended June 30, 1998 and the Year Ended December 31, 1997

          Notes to the Pro Forma Consolidated Financial Information

     (c) EXHIBITS:

          See the Exhibit Index following the Signature page of this report, which is incorporated herein by reference.

                      AMERICAN MEDICAL SECURITY GROUP, INC.
                                    PRO FORMA
                       CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

     The following unaudited pro forma consolidated financial information is based on the historical consolidated financial statements of American Medical Security Group, Inc., formerly United Wisconsin Services, Inc. (the "Company") and gives effect to the distribution of Newco/UWS, Inc. to the shareholders of the Company.

     The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998 presents the financial position of the Company assuming the distribution of Newco/UWS, Inc. had been completed as of that date. The unaudited Pro Forma Consolidated Statements of Income for the six month period ended June 30, 1998 and the year ended December 31, 1997 present the results of operations of the Company assuming that the distribution had been completed on January 1 of the respective period. In the opinion of management, the unaudited pro forma financial information includes all material adjustments necessary to restate the Company's historical results. The adjustments required to reflect such assumptions are described in Note 2 of the Notes to the Pro Forma Consolidated Financial Information.

     The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto in the Company's 1997 Annual Report. The pro forma information presented is for information purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had the distribution actually taken place at the beginning of the period or as of the dates specified.




                                               AMERICAN MEDICAL SECURITY GROUP, INC.

                                               PRO FORMA CONSOLIDATED BALANCE SHEET
                                                            (Unaudited)


                                                                                                  June 30, 1998
                                                                              ------------------------------------------------------

                                                                                                    Pro Forma
                                                                               Historical          Adjustments           Pro Forma

                                                                              ------------------------------------------------------
                                                                                                 (000'S OMITTED)
ASSETS

Investments:
     Securities available for sale, at fair value:
        Fixed maturities.................................................       $275,949                   $-             $275,949
        Equity securities - common.......................................         15,728                    -               15,728
        Equity securities - preferred....................................          2,515                    -                2,515
     Fixed maturity securities held to maturity, at amortized cost.......          3,928                    -                3,928
                                                                              ------------         ------------         ------------
          Total investments..............................................        298,120                    -              298,120

Cash and cash equivalents................................................          7,078                    -                7,078

Other assets:
     Property and equipment, net.........................................         36,839                    -               36,839
     Goodwill and other intangibles, net.................................        134,557                    -              134,557
     Other assets........................................................         25,412                    -               25,412
                                                                              ------------         ------------         ------------
          Total other assets.............................................        196,808                    -              196,808

Net assets of discontinued operations....................................        126,194             (126,194)                   -
                                                                              ------------         ------------         ------------

TOTAL ASSETS.............................................................       $628,200            $(126,194)            $502,006
                                                                              ============         ============         ============


LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
     Medical and other benefits payable..................................       $102,422                   $-             $102,422
     Advance premiums....................................................         20,038                    -               20,038
     Payables and accrued expenses.......................................         20,401                    -               20,401
     Notes payable.......................................................        126,013              (70,000)              56,013
     Other liabilities...................................................         30,157                    -               30,157
                                                                              ------------         ------------         ------------
          Total liabilities..............................................        299,031              (70,000)             229,031

Shareholders' equity:
     Common stock........................................................         16,570                    -               16,570
     Paid-in capital.....................................................        188,428                    -              188,428
     Retained earnings...................................................        121,021              (54,947)              66,074
     Unrealized gain on investments......................................          3,150               (1,247)               1,903
                                                                              ------------         ------------         ------------
          Total shareholders' equity.....................................        329,169              (56,194)             272,975
                                                                              ------------         ------------         ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............................       $628,200            $(126,194)            $502,006
                                                                              ============         ============         ============




See Notes to the Pro Forma Consolidated Financial Information




                                                 AMERICAN MEDICAL SECURITY GROUP, INC.
                                              PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                                              (Unaudited)



                                                              Six months ended                         Twelve months ended
                                                                June 30, 1998                           December 31, 1997
                                                   ---------------------------------------   ---------------------------------------
                                                                  Pro Forma                                 Pro Forma
                                                   Historical    Adjustments    Pro Forma    Historical    Adjustments    Pro Forma
                                                   ---------------------------------------   ---------------------------------------
                                                                        (000'S OMITTED, EXCEPT PER SHARE DATA)
Revenues:

     Insurance premiums........................     $461,915            $-      $461,915    $1,518,886     $(561,682)     $957,204
     Net investment results....................       11,804             -        11,804        46,308       (22,237)       24,071
     Other revenue.............................        9,475             -         9,475        50,088       (25,839)       24,249
                                                   -----------   -----------   -----------   -----------   -----------   -----------
        Total Revenues.........................      483,194             -       483,194     1,615,282      (609,758)    1,005,524

Expenses:

     Medical and other benefits................      353,610             -       353,610     1,220,052      (486,561)      733,491
     Selling, general and administrative.......      116,735             -       116,735       344,650       (92,490)      252,160
     Profit sharing on joint ventures..........            -             -             -         3,381        (3,381)            -
     Interest expense..........................        4,707        (2,433)        2,274         9,311        (4,892)        4,419
     Amortization of goodwill and intangibles..        4,435                       4,435         8,793          (818)        7,975
                                                   -----------   -----------   -----------   -----------   -----------   -----------
        Total Expenses.........................      479,487        (2,433)      477,054     1,586,187      (588,142)      998,045
                                                   -----------   -----------   -----------   -----------   -----------   -----------

Income From Continuing Operations
     Before Income Taxes.......................        3,707         2,433         6,140        29,095       (21,616)        7,479

Income Tax Expense.............................        1,764           852         2,616        10,945        (8,201)        2,744
                                                   -----------   -----------   -----------   -----------   -----------   -----------
Net Income From Continuing Operations..........       $1,943        $1,581        $3,524       $18,150      $(13,415)       $4,735
                                                   ===========   ===========   ===========   ===========   ===========   ===========


Net Income From Continuing Operations
Per Common Share:

     Basic.....................................        $0.12                       $0.21         $1.11                         $0.29
     Diluted...................................        $0.12                       $0.21         $1.10                         $0.29



See Notes to the Pro Forma Consolidated Financial Information

                      AMERICAN MEDICAL SECURITY GROUP, INC

            NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

NOTE 1.

     The accompanying unaudited Pro Forma Consolidated Financial Information reflects all adjustments which, in the opinion of management, are necessary for fair presentation of the company's financial position and results of operations. This information does not include certain disclosures required under generally accepted accounting principles and, therefore, should be read in conjunction with the Company's historical financial statements and notes thereto.

NOTE 2.

     The pro forma adjustments to the accompanying financial information as of and for the six months ended June 30, 1998 are as follows:

               To record the distribution of $70 million in long term debt to Newco/UWS, Inc., the debt and related interest expense has been eliminated. The income tax impact for this adjustment is estimated at a rate of 35%.

               To reflect the distribution of net assets of Newco/UWS, Inc. to the Company's shareholders, "Net assets of discontinued operations" has been eliminated. This amount, less the long term debt assumed by Newco/UWS, Inc. (as described above), has been reflected as a reduction of retained earnings and unrealized gains on investments.

     The pro forma adjustments to the accompanying financial information for the year ended December 31, 1997 are described as follows:

               Adjustments to remove results of operations of Newco/UWS, Inc. from the Company's historical statement of income.

               Interest expense on long term debt distributed to Newco/UWS, Inc. (as described above) and the related income tax impact at 35% has been eliminated.

NOTE 3.

     Basic and diluted per share information is based upon historical weighted average common shares outstanding for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively. Diluted per share information differs from basic per share data due to potentially dilutive common stock options held by officers and employees of both Newco/UWS, Inc. and the Company and other parties. The number of shares under option and their exercise prices of each companies' common stock subsequent to the distribution date is based upon the market value of each company's shares immediately following the distribution as described in the Newco/UWS, Inc. Registration Statement on Form 10, as amended. The number of common shares and potentially dilutive shares used to compute earnings per share after the distribution is not known at this time and may vary from the historical reported earnings per share.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           AMERICAN MEDICAL SECURITY GROUP, INC.




Dated: September 30, 1998                  /s/ Timothy J. Moore
       ------------------                  --------------------
                                           Timothy J. Moore
                                           Senior Vice President



                                       AMERICAN MEDICAL SECURITY GROUP, INC.
                                      (F/K/A UNITED WISCONSIN SERVICES, INC.)
                                           (COMMISSION FILE NO. 1-13154)

                                                   EXHIBIT INDEX
                                                        TO
                                              FORM 8-K CURRENT REPORT
                                        Date of Report: September 25, 1998

                                                            INCORPORATED HEREIN                       FILED
EXHIBIT NO.          DESCRIPTION                            BY REFERENCE TO                           HEREWITH

2.1                  Distribution and Indemnity Agreement   Exhibit 2.1 to Newco/UWS, Inc.'s
                     between United Wisconsin Services,     Registration Statement on Form 10,
                     Inc. and Newco/UWS, Inc., dated as     as amended (the "Registration
                     of September 11, 1998                  Statement") (File No. 1-14177)

2.2                  Employee Benefits Agreement, dated     Exhibit 10.1 to the Registration
                     as of September 11, 1998, by and       Statement
                     between United Wisconsin Services,
                     Inc. and Newco/UWS, Inc.

2.3                  Tax Allocation Agreement, entered      Exhibit 10.2 to the Registration
                     into as of September 11, 1998, by      Statement
                     and between United Wisconsin
                     Services, Inc. and Newco/UWS, Inc.

3.1                  Restated and Amended Articles of                                                     X
                     Incorporation of American Medical
                     Security Group, Inc. (f/k/a United
                     Wisconsin Services, Inc.), as
                     amended through September 28, 1998

3.2                  Bylaws of American Medical Security                                                  X
                     Group, Inc. (f/k/a United Wisconsin
                     Services, Inc.), as amended and
                     restated through September 25, 1998

99.1                 Information Statement of Newco/UWS,    Exhibit 99 to the Registration
                     Inc., dated September 11, 1998         Statement.

99.2                 Press Release dated September 29,                                                    X
                     1998